Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this ____ day of ___________, 2025, by and between Innventure, Inc., a Delaware corporation (the “Company”), and the undersigned (the “Subscriber”).

WHEREAS, the Company’s common stock, par value $0.0001 per share (the “Common Stock”) is listed on the Nasdaq Stock Market, LLC (“Nasdaq”) under the ticker symbol “INV”;

WHEREAS, the Subscriber desires to subscribe for and to purchase from the Company (i) that number of shares of Common Stock set forth on the signature page hereto (the “Common Shares”) and (ii) that number of Series A warrants set forth on the signature page hereto, in the form attached hereto as Exhibit A (the “Series A Warrants”), with each whole Series A Warrant entitling the holder to purchase one share of Common Stock (the “Warrant Shares,” and together with the Common Shares and the Series A Warrants, the “Securities”) for the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), which payment (other than the aggregate par value of the Common Shares) will be directed to the Company, and the Company desires to issue and sell to the Subscriber the Common Shares and the Series A Warrants in consideration of the payment of the Purchase Price by or on behalf of the Subscriber to the Company; and

WHEREAS, to the extent the Subscriber would be entitled to a fractional Series A Warrant, the Company shall round down to the nearest whole number of Series A Warrants to be issued to the Subscriber.

WHEREAS, certain other “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) have entered into separate subscription agreements with the Company (“Other Subscription Agreements”), pursuant to which all such investors (the “Other Subscribers”) have, together with the Subscriber pursuant to this Subscription Agreement, agreed to purchase shares of Common Shares and Series A Warrants, with each whole Series A Warrant entitling the holder to purchase one share of Common Stock, at an aggregate purchase price of $6.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.          Subscription.  Subject to the terms and conditions hereof (including without limitation the satisfaction or waiver of the conditions to closing set forth in Section 3.2), the Subscriber hereby irrevocably subscribes for, and the Company hereby agrees to issue to the Subscriber, upon the payment of the Purchase Price, the Common Shares and the Series A Warrants on the terms and subject to the conditions set forth herein (such subscription and issuance, the “Subscription”). The proceeds from the Subscription shall be used by the Company for working capital and other general corporate purposes.

2.            Representations, Warranties and Agreements.

2.1          Subscriber’s Representations, Warranties and Agreements.  To induce the Company to issue the Common Shares and Series A Warrants to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1        The Subscriber has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2       This Subscription Agreement and the Series A Warrants (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Subscriber.  Each of the Transaction Documents is enforceable against the Subscriber in accordance with its terms, except as may be limited or otherwise affected by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (b) principles of equity, whether considered at law or equity.

2.1.3         The execution, delivery and performance by the Subscriber of each of the Transaction Documents and the consummation of the transactions contemplated in the Transaction Documents will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Subscriber pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Subscriber is a party or by which the Subscriber is bound or to which any of the property or assets of the Subscriber is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Subscriber, taken as a whole (a “Subscriber Material Adverse Effect”), or materially affect the legal authority of the Subscriber to comply in all material respects with the terms of the Transaction Documents; (b) result in any violation of the provisions of the organizational documents of the Subscriber; or (c) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Subscriber or any of its properties that would reasonably be expected to have the Subscriber Material Adverse Effect or materially affect the legal authority of the Subscriber to comply in all material respects with the Transaction Documents.

2.1.4         The Subscriber (a) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth in Schedule A, (b) is acquiring the Securities only for its own account and not for the account of others, or if the Subscriber is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is an accredited investor and the Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (c) is not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto).  The Subscriber is not an entity formed for the specific purpose of acquiring the Securities.

2.1.5         The Subscriber understands that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act.  The Subscriber understands that the Securities may not be resold, transferred, pledged or otherwise disposed of by the Subscriber, any investment fund or managed account managed by the same investment adviser as the Subscriber or having the same general partner or an affiliated general partner (each “Subscriber Affiliate”) absent an effective registration statement under the Securities Act with respect to the Securities or an opinion of counsel satisfactory to the Company that such registration statement is not required and an applicable exemption from the registration requirements of the Securities Act is available, and that any certificates or book entries representing the Securities shall contain a legend to such effect.  The Subscriber acknowledges that the Securities will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act.  The Subscriber understands and agrees that the Securities will be subject to transfer restrictions and, as a result of these transfer restrictions, the Subscriber may not be able to readily resell the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time.  The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Securities.

2.1.6        The Subscriber acknowledges that no representations, warranties, covenants and agreements are being made to the Subscriber by the Company or any of its officers, affiliates, directors, agents or advisors, expressly or by implication, other than those representations, warranties, covenants and agreements included in the Transaction Documents.

2.1.7          The Subscriber represents and warrants that (a) it is not a Benefit Plan Investor as contemplated by the Employee Retirement Income Security Act of 1974, as amended, or (b) its acquisition and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

2.1.8       In making its decision to purchase the Securities, the Subscriber represents that it has relied solely upon independent investigation made by the Subscriber.  The Subscriber acknowledges and agrees that the Subscriber has received and has had an adequate opportunity to review, and ask questions with respect to, such financial and other information as the Subscriber deems necessary in order to make an investment decision with respect to the Securities and made its own assessment and is satisfied concerning the relevant tax, legal and other economic considerations relevant to the Subscriber’s investment in the Securities.  Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed the documents provided to the Subscriber by the Company.  The Subscriber represents and agrees that the Subscriber has had the full opportunity to ask such questions, and has received such answers and obtained such information regarding the Company as the Subscriber has deemed necessary and adequate to make an investment decision with respect to the Securities.

2.1.9       The Subscriber became aware of this offering of the Securities solely and directly from the Company as a result of a pre-exiting, substantial relationship with the Company, and the Securities were offered to the Subscriber solely by direct contact between the Subscriber and the Company.  The Subscriber did not become aware of this offering of the Securities, nor were the Securities offered to the Subscriber, by any other means.  The Subscriber acknowledges that the Company has not acted as its financial advisor, agent or fiduciary.  The Subscriber acknowledges that the Company represents and warrants that the Securities (a) were not offered by any form of general solicitation or general advertising and (b) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any other federal, state or foreign securities laws.

2.1.10       The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities.  The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

2.1.11        The Subscriber represents and acknowledges that the Subscriber has such knowledge and experience in financial, investment and business matters as to be capable of evaluating the merits and risks of the investment in the Securities, has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Company.  The Subscriber further acknowledges specifically that a possibility of total loss of investment exists and that it is able to fend for itself in the transactions contemplated herein.

2.1.12       The Subscriber understands and agrees that no federal, state or other agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

2.1.13       The Subscriber represents and warrants that neither the Subscriber, nor any director or officer of the Subscriber, nor to the knowledge of the Subscriber, any employee, agent, affiliate or representative of the Subscriber or any director or officer of any of its subsidiaries is (a) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity that is the subject of any sanctions administered or enforced by OFAC, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities (“Sanctions”), (b) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, (c) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank, or (d) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea region of the Ukraine, Russia, Cuba, Iran, North Korea, Sudan and Syria).  The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Subscriber is permitted to do so under applicable law. The Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act.  The Subscriber also represents that, it maintains policies and procedures reasonably designed for the screening of its investors against Sanctions and the OFAC sanctions programs, including the OFAC List. The Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Common Shares were legally derived.

2.1.14        The Subscriber has, and at the Closing will have, sufficient available funds to pay the Purchase Price pursuant to Section 3.1.

2.1.15     The Subscriber represents that no disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to the Subscriber or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.  The Subscriber hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Subscriber or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.  For purposes of this Section 2.1.15, “Rule 506(d) Related Party” shall mean a person or entity that is a direct beneficial owner of the Subscriber’s securities for purposes of Rule 506(d) under the Securities Act.

2.2        Company’s Representations, Warranties and Agreements.  To induce the Subscriber to purchase the Securities, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1       The Company has been duly incorporated and is validly existing as a corporation in good standing under the Delaware General Corporation Law (the “DGCL”), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under the Transaction Documents.

2.2.2         The Common Shares have been duly authorized and, when issued and delivered to the Subscriber against full payment for the Common Shares in accordance with the terms of this Subscription Agreement and registered with the Company’s transfer agent, the Common Shares will be validly issued, fully paid and non-assessable and the Common Shares will not have been authorized in violation of or subject to any preemptive or similar rights created under the Company’s amended and restated certificate of incorporation or under the DGCL.  The Series A Warrants have been duly authorized and, when issued and delivered to the Subscriber against full payment for the Securities in accordance with the terms of this Subscription Agreement and registered with the Company’s transfer agent, the Series A Warrants will be validly issued and non-assessable and the Series A Warrants will not have been authorized in violation of or subject to any preemptive or similar rights created under the Company’s amended and restated certificate of incorporation or under the DGCL.  The Warrant Shares, when issued in accordance with the terms of the Series A Warrants and registered with the Company’s transfer agent, will be validly issued, fully paid and non-assessable and the Warrant Shares will not have been authorized in violation of or subject to any preemptive or similar rights created under the Company’s amended and restated certificate of incorporation or under the DGCL.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Transaction Documents.

2.2.3        Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (b) principles of equity, whether considered at law or equity.

2.2.4         The execution, delivery and performance of each of the Transaction Documents (including compliance by the Company with all of the provisions hereof), the issuance and sale of the Securities and the consummation of the other transactions contemplated herein will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have a material adverse effect on the business, properties, condition (financial or otherwise), stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”) or materially affect the validity of the Securities or the legal authority of the Company to comply in all material respects with the terms of the Transaction Documents; (b) result in any violation of the provisions of the organizational documents of the Company; or (c) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Securities or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

2.2.5        None of the Company nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Company securities or solicited any offers to buy any Company securities, under circumstances that would adversely affect reliance by the Company, as applicable, on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act.

2.2.6         None of the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

2.2.7          The Company has provided the Subscriber an opportunity to ask questions regarding the Company and made available to the Subscriber all the information reasonably available to the Company that the Subscriber has requested for deciding whether to acquire the Securities.

2.2.8          No Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) under the Securities Act is applicable.  The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act.  “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1) under the Securities Act.

2.2.9          As of the date of this Subscription Agreement, the authorized capital stock of the Company consists of 250,000,000 shares of Common Stock and 25,000,000 shares of the Company’s preferred stock, par value $0.0001 per share (“Preferred Stock”).  Of the 25,000,000 shares of Preferred Stock, 3,000,000 shares are designated as “Series B Preferred Stock” and 5,000,000 shares are designated as “Series C Preferred Stock.”  On or around the date of this Subscription Agreement, approximately (a) 56,150,102 shares of Common Stock are issued and outstanding; (b) 33,144 shares of Series B Preferred Stock are issued and outstanding; and (c) 150,000 shares of Series C Preferred Stock are issued and outstanding.  All issued and outstanding shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights, other than as set forth in the Company’s filings with the Securities and Exchange Commission (the “Commission”), together with any amendments, restatements or supplements thereto and including any draft filings distributed to the Subscriber and the Other Subscribers (the “SEC Documents”).  As of the date hereof, except as disclosed in the SEC Documents, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any shares of Common Stock, Preferred Stock or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests.  As of the date hereof, the Company has no subsidiaries, other than as set forth in the SEC Documents, and other than through such subsidiaries, does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated.  There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than as set forth in the SEC Documents.  Except as disclosed in the SEC Documents, the Company had no outstanding indebtedness and will not have any outstanding long-term indebtedness as of immediately prior to the Closing.

2.2.10       The Company is not: (a) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (c) in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

2.2.11       Other than a consent/waiver from WTI Fund X, Inc. and WTI Fund XI, Inc. (together, the “WTI Lenders”), and except as otherwise set forth herein, the Company is not required to obtain any consent, approval, authorization, permit, declaration or order of, or make any filing or registration with (other than the filing with the Commission of a Form D and other filings as may be required by state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (or in the case of the filings detailed above, will be made after the Closing Date within the time period required by applicable law), and the Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the consent, registration, application or filings pursuant to the preceding sentence.  Subject to the accuracy of the representations and warranties of the Subscriber set forth in Section 2.1 hereof, the Company has taken all action necessary to exempt (a) the issuance and sale of the Securities and (b) the issuance of the Warrant Shares upon exercise of the Series A Warrants.  The Company does not have a stockholder rights plan or other “poison pill” arrangement in place.

2.2.12       Except as otherwise disclosed in the SEC Documents, the Company has received no written notice of any, and there are no, actions, suits or proceedings before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, except as arising in the ordinary course of the Company’s business and which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the Company’s ability to consummate any of the transactions contemplated under any of the Transaction Documents.

2.2.13       The Company possesses all certificates, authorizations and permits issued by the appropriate domestic or foreign regulatory authority necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.2.14      Subject to the accuracy of the Subscriber’s representations set forth in this Subscription Agreement, the offer, sale and issuance of the Securities to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements.  Neither the Company nor any Person acting on its behalf will take any action that would cause the loss of such exemption.

2.2.15        As of the date of this Subscription Agreement, the Common Stock is listed on The Nasdaq Global Market, the Company is in compliance with applicable Nasdaq continued listing requirements and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act (as defined below) or delisting the Common Stock from The Nasdaq Global Market.  As of the date of this Subscription Agreement, the Company has not received any notification that, and has no knowledge that, the Commission or Nasdaq is contemplating terminating such listing or registration.  There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq.

2.2.16      As of the date of this Subscription Agreement, the filed SEC Documents are the only filings required of the Company pursuant to the Exchange Act.  The Company is engaged in all material respects only in the business described in the SEC Documents and the SEC Documents contain a complete and accurate description in all material respects of the business of the Company.  Since the filing of each of the SEC Documents, no event has occurred that would require an amendment or supplement to any such SEC Document and as to which such an amendment or supplement has not been filed prior to the date hereof.

2.2.17     The financial statements included in each SEC Document comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act).  Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

2.2.18     Except as otherwise set forth in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared.  The Company has established internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures (the “internal controls”) as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of such internal controls based on their evaluations as of the Evaluation Date.  Except as otherwise set forth in the SEC Documents, since the Evaluation Date, there have been no significant changes in the Company’s internal controls or in other factors that could significantly affect the Company’s internal controls.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

2.2.19       The Company has timely prepared and filed (or has obtained an extension of time within which to file) all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it, other than taxes being contested in good faith and for which adequate reserves have been made on the Company’s financial statements included in the SEC Documents, except in all such cases where the failure to so file or the failure to so pay has not had and could not reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company.  All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, other than taxes being contested in good faith and for which adequate reserves have been made on the Company’s financial statements included in the SEC Documents, except where the failure to so withhold, collect or pay has not had and could not reasonably be expected to have a Material Adverse Effect.  There are no tax liens or claims pending or, to the Company’s knowledge, threatened against the Company or any of its assets or property.  Except as described in the SEC Documents, there are no outstanding tax sharing agreements or other such arrangements between the Company or other corporation or entity.

2.2.20      Except as disclosed in the SEC Documents, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Documents, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them, except where such exceptions have not had and could not reasonably be expected to have a Material Adverse Effect.

2.2.21     All Intellectual Property of the Company is currently in compliance in all material respects with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable, except where such failure has not had and could not reasonably be expected to have a Material Adverse Effect.  To the Company’s knowledge, no Intellectual Property of the Company which is necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted is now involved in any cancellation, dispute or litigation, and no such action is threatened.  To the Company’s knowledge, no patent of the Company has been or is now involved in any interference, reissue, re-examination or opposition proceeding.  For purposes of this Section 2.2.21, “Intellectual Property” means, unless the context provides otherwise, all of the Company’s (a) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (b) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (c) copyrights and copyrightable works; (d) registrations, applications and renewals for any of the foregoing; and (e) proprietary computer software (including but not limited to data, data bases and documentation).

All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted to which the Company is a party or by which any of its assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company and, to the Company’s knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and, to the Company’s knowledge, there exists no event or condition which will result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company under any such License Agreement, except for such violations, breaches and defaults as have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

To the Company’s knowledge, the Company owns or has the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property, other than licenses entered into in the ordinary course of the Company’s business, except for such liens, encumbrances, adverse claims or obligations as have not had and could not reasonably be expected to have a Material Adverse Effect.  The Company has a valid and enforceable right to use all third party Intellectual Property used or held for use in the business of the Company.

To the Company’s knowledge, the conduct of the Company’s business as currently conducted does not infringe or otherwise impair or conflict with in any material respect (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s knowledge, the Intellectual Property of the Company which is necessary for the conduct of Company’s business as currently conducted or as currently proposed to be conducted is not being Infringed by any third party.  There is no litigation or order pending or outstanding or, to the Company’s knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property of the Company and the Company’s use of any Intellectual Property owned by a third party, and, to the Company’s knowledge, there is no valid basis for the same, except where such litigation or order pending or outstanding or, to the Company’s knowledge, threatened or imminent, that have not had and could not reasonably be expected to have a Material Adverse Effect.

The consummation of the transactions contemplated by this Subscription Agreement will not result in the alteration, loss, impairment of or restriction on the Company’s ownership or right to use any of the Intellectual Property which is necessary for the conduct of Company’s business as currently conducted or as currently proposed to be conducted.

2.2.22       The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), does not own or operate any real property contaminated by the Company with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination caused by the Company pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

2.2.23      The Company maintains in full force and effect insurance coverage that, to the Company’s knowledge, is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

2.2.24      Neither the Company nor, to the Company’s knowledge, any of its respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company, has on behalf of the Company or in connection with its business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

2.2.25     Except as disclosed in the SEC Documents or in any future document filed with the Commission, to the Company’s knowledge, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, to the Company’s knowledge, any officer, director or such employee or, to the Company’s knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, except for such transaction the omission of which has not had and could not reasonably be expected to have a Material Adverse Effect.

2.2.26       The Company acknowledges that the Subscriber is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Subscription Agreement and the transactions contemplated hereby, and any advice or other guidance provided by the Subscriber or any of its representatives and agents with respect to this Subscription Agreement and the transactions contemplated hereby is merely incidental to the Subscriber’s entry into such transactions.  The Company’s decision to enter into this Subscription Agreement has been based solely on the independent evaluation by the Company and its representatives and agents.

3.            Settlement Date and Delivery.

3.1        Closing.  The closing of the purchase and sale of Securities hereunder (the “Closing”) shall occur on October 3, 2025 (the “Closing Date”) at 9:00 a.m., Eastern Time or at such other time as the parties shall mutually agree, upon satisfaction of the covenants and conditions set forth in this Section 3.  The parties agree that the Closing may occur via delivery of photocopies or electronic PDF versions of this Subscription Agreement and the closing deliverables contemplated hereby and thereby.  Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken.  At the Closing, on the Closing Date, upon the terms and subject to the conditions set forth herein:

    (i)           The Company agrees to sell, and the Subscriber agrees to purchase, the Common Shares and the Series A Warrants in exchange for the Purchase Price; provided, however, that, unless otherwise approved by the holders of a majority of the outstanding shares of Common Stock (excluding, for the avoidance of doubt, the Securities), the Company shall not issue to the Subscriber or any parties aggregated with the Subscriber for purposes of Nasdaq Rule 5635 (the “Subscriber Parties”) any Common Shares or Warrant Shares upon exercise of the Series A Warrants to the extent such shares after giving effect to such issuance (x) would cause the Subscriber Parties’ or any Prior Issuance Parties’ (defined below) ownership to exceed 19.9% of the outstanding shares of the Common Stock or 19.9% of the outstanding voting power of the Company as of immediately prior to the closing of Prior Issuance Agreements (defined below) and prior to giving effect to the issuance of securities of the Company pursuant to the Prior Issuance Agreements or this Subscription Agreement or (y) would result in the aggregate number of shares of Common Stock issued (a) pursuant to this Subscription Agreement, (b) to any Other Subscribers pursuant to the Other Subscription Agreements and (c) to the Prior Issuance Parties pursuant to the Prior Issuance Agreements (defined below) at a price that is below the “Minimum Price” as determined consistently with Nasdaq Rule 5635(d) to exceed 19.9% of the outstanding shares of the Common Stock or 19.9% of the outstanding voting power of the Company as of immediately prior to the closing of the Prior Issuance Agreements and prior to giving effect to the issuance of securities of the Company pursuant to this Subscription Agreement or the Prior Issuance Agreements.  Any reduction as a result of the foregoing shall be borne pro rata amongst the Subscriber and the Other Subscribers pursuant in the Other Subscription Agreements based on the number of shares of Common Stock purchased and issuable upon exercise of warrants pursuant to the applicable agreement.  As used herein, “Prior Issuance Parties” means the investors (and any parties aggregated with such investors for purposes of Nasdaq Rule 5635) party to those certain agreements (the “Prior Issuance Agreements”) that may be aggregated with this Subscription Agreement under the rules and regulations of Nasdaq with the Company.

    (ii)          To effect the purchases and sales described in this Section 3.1, (x) the Subscriber shall deliver to the Company, via wire transfer, to the account designated by the Company on Schedule B on the Closing Date, immediately available funds equal to the Purchase Amount and (y) the Company shall deliver to the subscriber the Common Shares, which shall be issued in book entry form, registered in the name of the Subscriber, and the Series A Warrants, which shall be issued in physical form and, unless otherwise specified by the Subscriber, held by the Warrant Agent (as defined in the Series A Warrants), both the Common Shares and the Series A Warrants with such legends or notations as applicable, referring to the terms, conditions, and restrictions set forth in the Transaction Documents.

3.2          Conditions to Closing.

3.2.1          The obligations of each of the Company and the Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by the Company, on the one hand, or the Subscriber, on the other, of the conditions that, on the Closing Date:

   (i)         No suspension of the qualification of the Common Stock for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred.

   (ii)          No governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby.

   (iii)         Each of the Company and the Subscriber acknowledge the Common Stock ownership and issuance limitations set forth in Section 3.1(i) above and agree that in no event shall such limitations be exceeded by either this Subscription Agreement or as a result of the Other Subscription Agreements, if any.

   (iv)        A greater than $20 million investment into Accelsius Holdings LLC by a third-party strategic investor has been consummated.

3.2.2       The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:

   (i)         All representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date), and consummation of the Closing shall constitute a reaffirmation by the Subscriber of each of the representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such date).

   (ii)         The Subscriber shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement.

   (iii)        Since the date of this Subscription Agreement, no event, the result of which is a Subscriber Material Adverse Effect, shall have occurred that is continuing.

3.2.3        The obligation of the Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by the Subscriber of the additional conditions that, on the Closing Date:

   (i)         All representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date), and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such date).

    (ii)         The Company shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement.

   (iii)         Since the date of this Subscription Agreement, no event, the result of which is a Material Adverse Effect, shall have occurred that is continuing.

4.            Transfer Restrictions.

4.1         The Securities may only be resold, transferred, pledged or otherwise disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement, Rule 144 under the Securities Act (“Rule 144”) or pursuant to another applicable exemption from the registration requirements of the Securities Act, or a transfer to the Company, as applicable or to one or more Subscriber Affiliates or to a lender to the Subscriber pursuant to a pledge and, thereafter, a transferee thereof pursuant to a foreclosure, of the Subscriber, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities, under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Subscription Agreement such transferee and each Subscriber Affiliate transferee and each lender transferee and their subsequent transferees shall have the rights and obligations of the Subscriber under this Subscription Agreement.

4.2         The Subscriber agrees to the imprinting, so long as is required by this Section 4, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE, IF APPLICABLE, HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT UNDER ANY CIRCUMSTANCES BE OFFERED, TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS.

4.3         Subject to applicable requirements of the Securities Act and the interpretations of the Commission thereunder and any requirements of the Company’s transfer agent, the Company shall ensure that instruments, whether certificated or uncertificated, evidencing the Securities shall not contain any legend (including the legend set forth in Section 4.2), (a) while a registration statement covering the resale of such Securities is effective under the Securities Act and immediately prior to an imminent sale, (b) following any sale of such Securities pursuant to Rule 144, (c) if such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144, and in each case, the Subscriber provides the Company with an undertaking to effect any sales or other transfers in accordance with the Securities Act, or (d) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (the earliest of such dates, the “Effective Date”).

4.4         The Subscriber agrees with the Company that the Subscriber will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from instruments representing Securities is predicated upon the Company’s reliance upon this understanding.

5.            Registration.

5.1        The Company agrees that, within 90 calendar days following the Closing Date, the Company will use its commercially reasonable efforts to file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the Common Shares and Warrant Shares (the “Registration Statement”) to the extent determinable at that time and capable of being so registered, and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but in any event no later than 120 calendar days after the Closing Date (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to 150 calendar days after the Closing Date if the Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further, that the Company shall have the Registration Statement declared effective within ten Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (a) if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (b) if the Commission is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same number of Business Days that the Commission remains closed for, provided that such extension shall not exceed 60 calendar days.  The Company shall provide a draft of the Registration Statement to the Subscriber for review at least two Business Days in advance of the date of filing the Registration Statement with the Commission (the “Filing Date”), and the Subscriber shall provide any comments on the Registration Statement to the Company no later than the day immediately preceding the Filing Date.  Unless otherwise agreed to in writing by the Subscriber prior to the filing of the Registration Statement, the Subscriber shall not be identified as a statutory underwriter in the Registration Statement; provided, that if the Commission requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company.  Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Common Shares or Warrant Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Common Shares and Warrant Shares by the applicable holders or otherwise, such Registration Statement shall register for resale such number of Common Shares and Warrant Shares which is equal to the maximum number of Common Shares and Warrant Shares as is permitted by the Commission.  In such event, the number of Common Shares and Warrant Shares to be registered for each selling holder named in the Registration Statement shall be reduced pro rata among all such selling holders and as promptly as practicable after being permitted to register additional Common Shares and Warrant Shares under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file one or more new Registration Statement(s) (such amendment or new Registration Statement shall also be deemed to be “Registration Statement” hereunder) to register such additional Common Shares and Warrant Shares and cause such amendment or Registration Statement(s) to become effective as promptly as practicable after the filing thereof, but in any event no later than 30 calendar days after the filing of such Registration Statement (the “Additional Effectiveness Deadline”); provided, that the Additional Effectiveness Deadline shall be extended to 120 calendar days after the filing of such Registration Statement if such Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further, that the Company shall have such Registration Statement declared effective within ten Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (a) if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Additional Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (b) if the Commission is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same number of Business Days that the Commission remains closed for, provided that such extension shall not exceed 60 calendar days.  Any failure by the Company to file a Registration Statement by the Effectiveness Deadline or Additional Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or effect a Registration Statement as set forth in this Section 5.  A “Business Day” shall be defined as a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

5.2         The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to the Subscriber, including to prepare and file any post-effective amendment to such Registration Statement or a supplement to the related prospectus such that the prospectus will not include any untrue statement or a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, until the earlier of (a) two years from the effective date of the Registration Statement, and (b) the date on which all of the Common Shares and Warrant Shares shall have been sold and the Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable.  For so long as the Registration Statement shall remain effective, the Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the Subscriber to resell Common Shares and Warrant Shares pursuant to the Registration Statement, qualify the Common Shares and the Warrant Shares for listing on the applicable stock exchange on which the Company’s shares of Common Stock are then listed, and update or amend the Registration Statement as necessary to include the Common Shares and Warrant Shares.  The Company will use its commercially reasonable efforts to (a) for so long as the Subscriber holds Common Shares and Warrant Shares, make and keep public information available (as those terms are understood and defined in Rule 144) and file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), so long as the Company remains subject to such requirements to enable the Subscriber to resell the Common Shares and Warrant Shares pursuant to Rule 144, (b) cause the removal of all restrictive legends from any Common Shares and Warrant Shares being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of such Common Shares and Warrant Shares and, at the request of a Holder, cause the removal of all restrictive legends from any Common Shares and Warrant Shares held by such Holder that may be sold by such Holder without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, and (c) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (b) upon the receipt of such supporting documentation, if any, as reasonably requested by such counsel.  “Holder” shall mean the Subscriber or person to which the rights under this Section 5 shall have been assigned pursuant to the terms of this Subscription Agreement.  The Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Common Shares and Warrant Shares to the Company (or its successor) upon reasonable request to assist the Company in making the determination described above.

5.3         The Company’s obligations to include the Common Shares and Warrant Shares in the Registration Statement are contingent upon the Subscriber furnishing in writing to the Company a completed selling holder questionnaire in customary form that contains such information regarding the Subscriber, the securities of the Company held by the Subscriber and the intended method of disposition of the Common Shares and Warrant Shares as shall be reasonably requested by the Company to effect the registration of the Common Shares and Warrant Shares, and the Subscriber shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling holder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided, that the Company shall request such information from the Subscriber, including the selling holder questionnaire, at least five Business Days prior to the anticipated filing date of the Registration Statement.  For the avoidance of doubt, the Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Common Shares and Warrant Shares.  In the case of the registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform the Subscriber as to the status of such registration.  The Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Common Shares and Warrant Shares.  Notwithstanding anything to the contrary contained herein, the Company may delay or postpone filing of such Registration Statement, and from time to time require the Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if it determines in good faith that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use would reasonably be expected to materially affect a bona fide business or financing transaction of the Company or would reasonably be expected to require premature disclosure of information that would materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that, (w) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than 60 consecutive days or more than two times in any 360 day period and (x) the Company shall use commercially reasonable efforts to make such registration statement available for the sale by the Subscriber of such securities as soon as practicable thereafter.

5.4         Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company and which notice shall not be subject to any duty of confidentiality) of the happening of (a) an issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose, which notice shall be given no later than three Business Days from the date of such event, (b) any Suspension Event during the period that the Registration Statement is effective, which notice shall be given no later than three Business Days from the date of such Suspension Event, or (c) or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Subscriber agrees that (1) it will immediately discontinue offers and sales of the Common Shares and Warrant Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law, subpoena or regulatory request or requirement.  If so directed by the Company, the Subscriber will deliver to the Company or, in the Subscriber’s sole discretion destroy, all copies of the prospectus covering the Common Shares and Warrant Shares in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Common Shares and Warrant Shares shall not apply (w) to the extent the Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

5.5        For purposes of this Section 5, (i) “Common Shares and Warrant Shares” shall mean, as of any date of determination to the extent determinable, the Common Shares and Warrant Shares and any other equity security issued or issuable with respect to the Common Shares and Warrant Shares foregoing by way of share split, dividend, distribution, recapitalization, merger, exchange, or replacement, and (ii) “Subscriber” shall include any person to which the rights under this Section 5 shall have been duly assigned pursuant to the terms of this Subscription Agreement.

5.6       Notwithstanding the registration obligations set forth herein, if the Commission informs the Company that the resale of all of the Common Shares and Warrant Shares as a secondary offering cannot, as a result of the application of Rule 415, be registered on a single registration statement, the Company agrees to promptly inform each of the holders of Common Shares and Warrant Shares thereof and use its reasonable efforts to file amendments to the Registration Statement as required by the Commission, covering the maximum number of Common Shares and Warrant Shares permitted to be registered by the Commission.  In addition, notwithstanding any other provision of this Subscription Agreement, if the Commission or any SEC Guidance sets forth a limitation on the number of Common Shares and Warrant Shares permitted to be registered on the Registration Statement, the number of Common Shares and Warrant Shares to be registered on such Registration Statement will be reduced pro rata among all such selling stockholders whose securities are included in such Registration Statement.  In the event of a cutback hereunder, the Company shall give the applicable holder of Common Shares and Warrant Shares at least five (5) Business Days prior written notice along with the calculations as to such holder’s allotment.  In the event the Company amends the Registration Statement in accordance with the foregoing, the Company will use its reasonable efforts to file with the Commission, as promptly as allowed by the Commission or SEC Guidance provided to the Company, one or more registration statements to register the resale of those Common Shares and Warrant Shares that were not otherwise registered.  “SEC Guidance” means (a) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (b) the Securities Act and the rules and regulations promulgated thereunder.

5.7         The Company shall indemnify and hold harmless the Subscriber (to the extent a seller under the Registration Statement), the officers, directors, members, managers, partners, agents and employees of the Subscriber, each person who controls the Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, managers, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”) that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Subscriber furnished in writing to the Company by or on behalf of the Subscriber expressly for use therein or the Subscriber has omitted a material fact from such information, provided that the Company has given notice of such event to the Subscriber in accordance with the terms of this Subscription Agreement.  The Company shall notify the Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Company is aware.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Securities by the Subscriber.  Notwithstanding the forgoing, the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed).

5.8          The Subscriber shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Subscriber furnished in writing to the Company by or on behalf of the Subscriber expressly for use therein or the Subscriber has omitted a material fact from such information, and that the Subscriber has received notice from the Company of such event in accordance with the terms of this Subscription Agreement.  In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Securities giving rise to such indemnification obligation.  Notwithstanding the forgoing, Subscriber indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Subscriber (which consent shall not be unreasonably withheld or delayed).

5.9         Any person or entity entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.  No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which (a) cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), (b) includes a statement or admission of fault and culpability on the part of such indemnified party, or (c) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.10       The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of Securities purchased pursuant to this Subscription Agreement.

5.11      If the indemnification provided under this Section 5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Subscriber shall be limited to the net proceeds received by such Subscriber from the sale of Securities giving rise to such indemnification obligation.  The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), or on behalf of such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 5, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5.11 from any person or entity who was not guilty of such fraudulent misrepresentation.  Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement or the transactions contemplated hereby.

6.            [Reserved].

7.            Miscellaneous.

7.1        Further Assurances.  At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

7.1.1      The parties acknowledge that each party hereto will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement.  Prior to the Closing, the Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

7.1.2         The Company is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

7.1.3         The Company may request from the Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of the Subscriber to acquire the Securities, and the Subscriber shall use its best efforts to promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

7.1.4         Except as otherwise expressly set forth in Section 7.15, the Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein and therein.

7.2         Notices.  Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)            if to the Subscriber, to such address or addresses set forth on the signature page hereto;

(ii)           if to the Company, to:

 Innventure, Inc.
 6900 Tavistock Lakes Blvd, Suite 400
 Orlando, Florida 32827
 Attention:  Suzanne Niemeyer
 E-mail:  [***]

 with a required copy to (which copy shall not constitute notice):

 Jones Day
 1221 Peachtree Street, NE, Suite 400
 Atlanta, Georgia 30361
 Attention:  Joel T. May and Thomas L. Short
 E-mail:  [***]; [***]

7.3      Entire Agreement.  This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.  Except as otherwise expressly set forth in Section 7.9, this Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

7.4         Modifications and Amendments.  This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing or electronic transmission, signed by (including by electronic signature) a majority in interest (based on the number of shares of Common Stock purchased, but excluding those issuable upon exercise of warrants pursuant to the applicable agreement) of, collectively, the Subscriber and the Other Subscribers party to the Other Subscription Agreements; provided, however, this Subscription Agreement may not be modified or waived in any way which would materially and adversely affect the rights of one or more Other Subscribers (solely in his, her, their or its capacity as a holder of securities purchased pursuant to the Other Subscription Agreements) in a manner materially disproportionate to any materially adverse effect such modification or waiver would have on the rights of Other Subscribers (solely in their capacity as a holder of securities purchased pursuant to the Other Subscription Agreements) without also obtaining the written consent of that Other Subscriber that would be materially disproportionately and materially adversely affected.

7.5         Waivers and Consents.  The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document or electronic transmission executed (including by electronic signature) by the Company and a majority in interest (based on the number of shares of Common Stock purchased, but excluding those issuable upon exercise of warrants pursuant to the applicable agreement) of, collectively, the Subscriber and Other Subscribers.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Subscription Agreement, whether or not similar.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

7.6         Assignment.  Neither this Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Securities acquired hereunder, if any) may be transferred or assigned; provided, however, the Subscriber may transfer its rights and obligations hereunder to another one or more investment fund or account managed or advised by the same manager as the Subscriber (or a related party or affiliate) defined above as a Subscriber Affiliate or a lender and, through a lender, a transferee of the lender upon default, provided, that such transfer shall release the Subscriber of its obligations hereunder unless (a) the assignee expressly does not assume such obligations in the applicable transfer documentation and (b) upon request, such assignee fails to provide documentation reasonably satisfactory to the Company that assignee can satisfy such obligations.

7.7         Furnishing of Information; Public Information.  Until the earlier of the time that (a) the Subscriber owns no Securities or (b) the Series A Warrants have expired:

7.7.1         The Company covenants to use its commercially reasonable efforts to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act, except in connection with a merger or consolidation of the Company where the Company is not the surviving entity, or the acquisition of, or any other going private transaction involving, the Company; and

7.7.2         The Company agrees to keep such books and records, and the Subscriber will have the right to inspect such books and records and receive information from the Company, in each case as required by the DGCL, and the Company shall deliver to the Subscriber such audited annual financial statements, unaudited quarterly financial statements and other information as reasonably requested by the Subscriber; provided that the Company will have no obligation to deliver such information to the extent such information is otherwise publicly available.

7.8       Publicity.  Except at contemplated by Section 9, neither the Subscriber nor the Company will make any public disclosure of the transactions contemplated by this Subscription Agreement without the prior written consent of the other party; provided, however, that if such disclosure is required by law or other legal requirement, in lieu of such consent requirement, the party required to make such disclosure will use commercially reasonable efforts to provide the other party with a copy of such disclosure in advance of filing.

7.9          Benefit.  Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

7.10       Governing Law.  This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

7.11       Consent to Jurisdiction; Waiver of Jury Trial.  The parties hereto agree to submit any matter or dispute resulting from or arising out of the execution, performance, interpretation, breach or termination of this Subscription Agreement to the non-exclusive jurisdiction of federal or state courts within the State of New York.  Each of the Parties agrees that service of any process, summons, notice or document in the manner set forth in Section 7.2 hereof or in such other manner as may be permitted by applicable law, shall be effective service of process for any proceeding in the State of New York with respect to any matters to which it has submitted to jurisdiction in this Section 7.10.  Each of the parties hereto irrevocably and unconditionally agrees that it is subject to, and hereby submits to, the personal jurisdiction of the courts located in the State of New York for any action, suit or proceeding arising out of this Subscription Agreement or the transactions contemplated hereunder and waives any objection to the laying of venue in the United States District Court for the Southern District of New York, or the New York state courts if the federal jurisdictional standards are not satisfied, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO A TRIAL BY JURY.

7.12     Severability.  If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

7.13       No Waiver of Rights, Powers and Remedies.  No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party.  No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies.  No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

7.14     Survival of Representations and Warranties.  All representations and warranties made by the parties hereto in this Subscription Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

7.15       Expenses.  Except for Sanders Morris LLC, the Company has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Securities, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of the Company.  Each of the parties hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated hereby.

7.16       Headings and Captions.  The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

7.17     Counterparts.  This Subscription Agreement may be executed in multiple counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

7.18      Construction.  The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.  The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited.  The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance.  If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

7.19        [Reserved.]

7.20      Listing of Common Shares and Related Matters.  Promptly following the date of this Subscription Agreement, and as provided for herein, the Company shall use commercially reasonable efforts to cause the Common Shares and, when issued, the Warrant Shares to be listed on Nasdaq.  Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Common Shares and, when issued, the Warrant Shares and will take such other commercially reasonable action as is necessary to cause such Common Stock to be so listed.  The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable

8.            Termination.

8.1          Ability to Terminate.  This Subscription Agreement may be terminated at any time prior to the Closing by:

    (i)           mutual written consent of the Company and the Subscriber;

   (ii)       either the Company or the Subscriber, upon written notice to the other no earlier than October 15, 2025 (the “Termination Date”), if the Subscription shall not have been consummated by the Termination Date; provided, however, that the right to terminate this Subscription Agreement under this Section 8.1(ii) shall not be available to any party whose failure to fulfill any obligation under this Subscription Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated hereby prior to the Termination Date;

   (iii)        either the Company or the Subscriber, upon written notice to the other, if any of the mutual conditions to the Closing set forth in Section 3.2.1 shall have become incapable of fulfillment by the Termination Date and shall not have been waived in writing by the other party; provided, however, that the right to terminate this Subscription Agreement under this Section 8.1(iii) shall not be available to any party whose failure to fulfill any obligation under this Subscription Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated hereby prior to the Termination Date;

   (iv)         the Company, upon written notice to the Subscriber, so long as the Company is not then in material breach of its representations, warranties, covenants or agreements under this Subscription Agreement such that any of the conditions set forth in Section 3.2.1 or 3.2.3 could not be satisfied by the Termination Date, (a) upon a breach of any covenant or agreement on the part of the Subscriber set forth in this Subscription Agreement, or (b) if any of the conditions set forth in Section 3.2.1 or 3.2.2 could not be satisfied by the Termination Date; or

   (v)          the Subscriber, upon written notice to the Company, so long as the Subscriber is not then in material breach of its representations, warranties, covenants or agreements under this Subscription Agreement such that any of the conditions set forth in Section 3.2.1 or 3.2.2 could not be satisfied by the Termination Date, (a) upon a breach of any covenant or agreement on the part of the Company set forth in this Subscription Agreement, or (b) if any of the conditions set forth in Section 3.2.1 or 3.2.3 could not be satisfied by the Termination Date.

8.2         Effect of Termination.  In the event of the termination of this Subscription Agreement, (a) this Subscription Agreement (except for this Section 8.2, and any definitions set forth in this Subscription Agreement and used in such sections) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, and (b) all filings, applications and other submissions made pursuant to this Subscription Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 8.2 shall relieve any party from liability for fraud or any intentional or willful breach of this Subscription Agreement.

9.          Disclosure.  The Subscriber hereby acknowledges that the terms of the Transaction Documents will be disclosed by the Company in a Current Report on Form 8-K filed with the Commission no later than four Business Days following the Closing Date (the time of such filing, “Disclosure Time”) and a form of this Subscription Agreement and the Series A Warrants will be filed with the Commission as exhibits thereto.  From and after the Disclosure Time, the Company represents to the Subscriber that it shall have publicly disclosed all material, non-public information delivered to the Subscriber by the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated by the Subscription Agreement.  In addition, effective upon the Disclosure Time, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement entered into in connection with this Subscription Agreement or the Other Subscription Agreements, whether written or oral, between the Company or any of its officers, directors, agents, employees or affiliates on the one hand, and any Subscriber or any of its affiliates on the other hand, shall terminate.  Notwithstanding anything to the contrary contained herein, the Company shall consult with the Subscriber before issuing any press release with respect to the transactions contemplated hereby that includes the name of the Subscriber or any Subscriber Affiliate, and the Company shall not issue any such press release, and shall not otherwise make any public statement (including without limitation any public filing) with respect to the transactions contemplated hereby or that that includes the name of the Subscriber or any Subscriber Affiliate, without the prior consent of the Subscriber.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and the Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

INNVENTURE, INC.

By:
Name:
Title:

[SIGNATURE PAGE OF SUBSCRIBER FOLLOWS]

[SIGNATURE PAGE OF SUBSCRIBER]

Accepted and agreed this _____ day of ________, 2025.

SUBSCRIBER:

Signature of Subscriber:	[Signature of Joint Subscriber, if applicable]:

By:	By:
Name:	Name:
Title:	Title:

Date:	, 2025

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different from the name of Subscriber listed directly above):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Electronic Mail Address:	Electronic Mail Address:

Aggregate Number of Common Shares subscribed for:	Aggregate Number of Warrant Shares underlying Series A Warrants subscribed for:

Aggregate Purchase Price: The Common Stock Price multiplied by the aggregate number of Common Shares subscribed for.
$	.

In this section, “Common Stock Price” means $6.00.

Innventure, Inc. (the "Company") shall have no obligation to execute or deliver any final Subscription Agreement and reserves all rights to terminate any negotiation with respect to the Subscription Agreement if, in the Company's sole discretion, the Company decides to not proceed with the offering of the securities.

All signatures will be held in escrow and will not be deemed released--and therefore the Subscription Agreement will not be deemed signed by the Company--until the Company's release of its signature page is expressly confirmed, via electronic mail, by Suzanne Niemeyer, the Company's General Counsel.

Subscriber must pay the Aggregate Purchase Price by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in Schedule B.

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.       QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

2.	☐ We are subscribing for the Securities as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.       ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.
☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** AND ***

C.       AFFILIATE STATUS

(Please check the applicable box) SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person.  Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐
Any bank, registered broker or dealer, registered or exempt investment adviser, insurance company, registered investment company, business development company, small business investment company or rural business investment company; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐
Any “family office,” as defined in Section 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 that is not formed for the specific purpose of acquiring the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐
Any “family client,” as defined in Section 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements in the paragraph above and whose prospective investment in the Company is directed by such family office;

☐	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐
Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐
Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000.  For purposes of calculating a natural person’s net worth: (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐
Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐
Any natural person who holds, in good standing, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);

☐	Any natural person who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940, of the Company;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person;

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests;

☐
A bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity; and

☐	Any entity, of a type not listed in paragraphs (1), (4), (5), (11), or (12), not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Series A Warrant, execute this form and supply required information.  Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Series A Warrant and all rights evidenced thereby are hereby assigned to:

Name:
(Please Print)

Address:

(Please Print)

Phone Number:
Email Address:

Dated:	,

Holder’s Signature:
Holder’s Address: